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                                                                   EXHIBIT 10.38

                    TRADEMARK AND COPYRIGHT LICENSE AGREEMENT

         This Trademark and Copyright License Agreement (this "Agreement") is made as of this 20th day of December, 2002 ("Agreement Date"), between ULTRAK, INC., Inc., a Delaware corporation, a corporation organized under the laws of Delaware ("Licensor"), and PITTWAY CORPORATION, a corporation organized under the laws of Delaware ("Licensee") and a wholly-owned subsidiary of Honeywell International Inc., a Delaware corporation ("Honeywell").

         WHEREAS, Licensee, together with certain other entities on the one hand, and Honeywell on the other, are parties to that certain Asset Purchase Agreement, dated as of August 8, 2002 (as amended to date, the "Asset Purchase Agreement"), pursuant to which Honeywell acquired certain assets of Licensor;

         WHEREAS, Licensor has been using the ULTRAK trademark and other trademarks, trademark applications, registrations and renewals therefor identified in Schedule A (the "Trademarks") in connection with its business; and

         WHEREAS, Licensor owns certain copyrights related to the Trademarks (the "Copyrights" and, together with the Trademarks, the "Licensed Property") in connection with its business; and

         WHEREAS, Licensee desires to acquire the right to use the Licensed Property in connection with the certain businesses in certain geographic locations as described herein pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing promises, the covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor agrees to and hereby does license the Licensed Property to Licensee as follows:

         1. Definitions.

            Capitalized terms herein without definition have the meanings set forth in the Asset Purchase Agreement.

         2. Grant.

            a. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive (even as to Licensor), perpetual, irrevocable, fully paid-up, worldwide, royalty-free license to use the Trademarks in connection with the CCTV Business and on or in relation to the sale of goods and services in connection with the CCTV Business.

            b. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive (even as to Licensor), perpetual, irrevocable, fully paid-up, royalty-free license to use the Trademarks in connection with the Business in the Non-U.S


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Jurisdictions and on or in relation to the sale of goods and services in connection with the Business in the Non-U.S. Jurisdictions.

            c. Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee an exclusive, perpetual, fully paid-up, royalty-free license to use, modify, reproduce, prepare derivative works of, distribute and exercise all other rights in and to the Copyrights worldwide in connection with the CCTV Business and in the Non-U.S. Jurisdictions in connection with the Business in any and all media (including without limitation electronic form, printed form or otherwise) whether now known or known in the future.

            d. This Agreement expressly contemplates a license under the terms described herein of all applications, registrations, renewals and extensions of the Licensed Property.

         3. Option to Assign

            a. Exercise of Option. Licensor shall have the option to assign any item of Licensed Property to Licensee upon written notice of the exercise thereof to Licensee identifying the item of Licensed Property to be so assigned, such assignment for the payment of no additional consideration by Licensee, which option shall be exercisable by Licensor commencing on the Agreement Date and continuous thereafter.

            b. Effect. Such assignment shall be effective upon receipt of notice by Licensee and, upon such receipt, all right, title, and interest in and to the item of Licensed Property identified in the notice, including all applications, registrations, and renewals therefor, together with all translations, adoptions, derivations, and combinations thereof, and any and all goodwill associated with such item of Licensed Property and the business or portion thereof pertaining to any such item of Licensed Property, shall be assigned, transferred, and conveyed to Licensee, its successors and assigns, together with all statutory and common law rights attaching thereto, including the right to sue for and recover damages in respect of any previous infringements thereof provided however that no assignment, transfer and conveyance of any liability relating to or in connection with the use by Licensor of, or acts taken by Licensor in connection with, the item of Licensed Property prior to the assignments shall be transferred to Licensee and Licensor shall indemnify, defend and hold harmless Licensee and Licensee Agents (as defined in Section 7(a)) from any claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensee or Liensee Agents may suffer or incur as the result of the foregoing. The parties shall execute any documents necessary to effectuate the terms of this Section 3(b). Upon an assignment of an item of Licensed Property pursuant to this Section 3, such assigned item of Licensed Property shall no longer constitute Licensed Property subject to this Agreement.

         4. Representations and Warranties.

            a. Licensor represents and warrants as follows, as of the date hereof:

               (i) Licensor owns or has a valid right to license each item of the Licensed Property.




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               (ii) Licensor has taken or caused to be taken reasonable and prudent steps to protect Licensor's rights in and to, and the value, validity and enforceability of, the Licensed Property.

               (iii) To Licensor's knowledge after commercially reasonable due inquiry, (a) no third party has any right to use any of the Trademarks either in identical form or in such near resemblance thereto as to be likely, when applied to the goods or services of any such person, to cause confusion as to the source of such goods or services; (b) the use of any of the Trademarks in connection with the goods and services set forth in Licensor's registrations and as used in connection with goods and services in the CCTV Business throughout the world and in the Business in the Non-U.S. Jurisdictions does not constitute an infringement of, conflict with, or otherwise violate, the rights of any third party; and (c) the use of any of the Copyrights as permitted in Section 2(c) of this Agreement does not constitute an infringement of, conflict with, or otherwise violate, the rights of any third party.

               (iv) Neither Licensor nor any of its officers, directors, shareholders, agents or Affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Licensee which limits or restricts the right of Licensor to license any of the Licensed Property in the manner specified in this Agreement, and

               (v) Licensor is not a defendant to any action, suit, investigation, or proceeding relating to, or otherwise has been notified of, any claim that Licensor's use of the Licensed Property in connection with its business infringes the rights of any third person. To Licensor's knowledge, there is no infringement by any third person of any of the Licensed Property.

            b. The representations and warranties furnished by Licensor in this Agreement (including in the schedules attached hereto) are accurate, correct and complete in all respects and do not contain any untrue statement of fact or, when considered in the context in which presented, omit to state a fact necessary to make the statements and information contained herein not misleading.

         5. Quality Control/Trademark and Copyright Notice

            a. Licensee agrees that at all times during the term of this Agreement and any extensions thereof, its services and goods shall be of such standard and quality as to be adequate and suited to the protection of the Trademarks and the goodwill associated therewith (the "Goodwill"). Any use of the Trademarks in substantially the same form as they are currently used by Licensor or its Affiliates (which, for avoidance of doubt, includes without limitation use of the Trademarks with Licensee's or its Affiliates' corporate names, trade names, logos and trademarks) or in connection with the goods manufactured to substantially the same standards and quality as are currently in force by Licensor or its Affiliates is hereby deemed approved without further submission being required. If Licensee intends to make any changes that would reasonably be expected to adversely affect the goodwill associated with the Trademarks, Licensee shall, before using the Trademarks or providing the goods and services, obtain the prior approval of Licensor by submitting representative samples of such modified trademarks or goods, or materials



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associated with such services, to Licensor. Any such proposed use submitted to
Licensor shall be deemed approved upon the passage, without written objection, of ten (10) days after submission. Licensor shall have, at reasonable times and on reasonable notice, the right to inquire regarding the services provided by Licensee and the right to inspect Licensee's use of the Trademarks and the manufacture of the goods on which the Trademarks are used or proposed to be used in order to carry out appropriate quality control.

            b. The goods or packaging on which the Trademarks or Copyrights are used shall, where reasonable, be marked to indicate that the Trademarks and Copyrights are trademarks or copyrights of Licensor, as the case may be, and are being used by Licensee pursuant to a license granted by Licensor.

         6. Licensed Property Ownership

            a. Licensee agrees that the Trademarks and the Goodwill are and remain Licensor's exclusive property, and understands that it acquires no right, title, or interest in the Trademarks or the Goodwill other than the rights described by the express terms of this Agreement. Licensee agrees that any and all rights that may be acquired by the use of the Trademarks by Licensee shall inure to the sole benefit of Licensor, provided that all rights relating to Licensee's marks shall inure solely to the benefit of Licensee. Licensee shall not at any time do or suffer to be done any act which would impair materially Licensor's proprietary rights in or to, or infringe, the Trademarks or the Goodwill.

            b. Licensee agrees that the Copyrights are and remain Licensor's exclusive property, and understands that it acquires no right, title or interest in the Copyrights other than the rights described by the express terms of this Agreement. Licensee shall not at any time do or suffer to be done any act which would impair materially Licensor's proprietary rights in or to, or infringe, the Copyrights. It is understood that any derivative work or modification of the Copyrights that is created by Licensee is owned by Licensee unless otherwise agreed in writing.

            c. Licensee agrees not to challenge the validity of the Licensed Property. Licensor shall not, at any time, do or suffer to be done any act or thing which may adversely affect or impair the value of or tarnish the Licensed Property.

            d. Licensor, at its own expense, shall execute, file and record all documents to maintain, preserve and renew all applications of and registrations for the Licensed Property that are in existence at the time of the Agreement Date in any country or other jurisdiction in the world, and take any other action that may be required to maintain the value, validity and enforceability of the Licensed Property. At Licensee's expense and request, Licensor shall, within ten (10) business days of receipt, execute any documents reasonably requested by Licensee to file, maintain, preserve and renew all applications of and registrations for, the Licensed Property in the name of Licensor in any country or other jurisdiction in the world where the Licensed Property is not registered and no application therefor is pending, or where other action may be required to maintain protection of the Licensed Property, including the recordation of this Agreement. Licensor shall not intentionally take, or omit to take, any action which may reasonably be expected to jeopardize the use, value, validity, or enforceability of the Licensed Property



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anywhere in the world or where the Licensed Property is used by Licensee.
Licensor further shall not allow any application for or registration of the Trademarks in any country to lapse, expire, be cancelled or otherwise become abandoned or lose effect without first receiving written confirmation from Licensee that such application or registration in question is no longer of interest.

         7. Infringement

            a. Both parties agree promptly to give notice in writing to the other party of any infringement or suspected or threatened infringement by a third party of the Licensed Property which it learns of at any time during the term of this Agreement.

            b. Upon learning of any such potential infringement under Section 7(a), Licensor may, but shall not be obligated to, take whatever action it deems necessary or desirable to protect or enforce its and Licensee's rights to the Licensed Property, including the filing and prosecution of litigation, opposition or cancellation proceedings, the institution of federal or state proceedings and the right to settle, subject to Licensee's approval, which shall not unreasonably be withheld. In the event that Licensor takes such action, Licensee shall provide, at Licensor's expense, reasonable cooperation to Licensor in the execution of any documents or other similar assistance required for Licensor to take such steps, including joining Licensor as a party in any litigation where reasonably necessary for the conduct thereof. Licensor agrees to notify Licensee in writing of Licensor's decision and course of action as soon as reasonably possible following the receipt of any notice from the Licensee under Section 7(a) above.

            c. In the event that Licensor elects not to exercise its rights under Section 7(b) or fails to take action under Section 7(b) within 30 days of learning or receiving notice of any infringement or suspected or threatened infringement, Licensee shall have the right, but not the obligation, at its sole expense and upon prior written notice to Licensor, to take such action as it deems necessary for the protection of its and Licensor's rights in and to the Licensed Property, including the institution of federal and state proceedings and the right to settle, subject to Licensor's approval, which shall not be unreasonably withheld. In the event Licensee takes any action permitted under this Section 7(c), Licensor shall provide, at Licensee's expense, reasonable cooperation to Licensee in the execution of any documents or other similar assistance required for Licensee to take such steps, including joining Licensee as a party in any litigation where reasonably necessary for the conduct thereof. If Licensee decides not to take any action with respect to such infringement to enforce its rights pursuant to this Section, it shall promptly notify Licensor of such decision.

            d. Nothing in this Agreement shall be construed to prevent Licensor and Licensee from taking action jointly in any infringement suit or other action with respect to the Licensed Property.

            e. The party that takes action against an unauthorized third party use (unless the action is taken jointly) shall receive and retain any and all funds recovered in such an action, including without limitation, the settlement thereof, after all parties are reimbursed for all out-of-pocket costs and expenses incurred by them in connection with such action. If the action is taken


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jointly, the parties will share the expenses equally and, after payment of expenses, the parties shall share equally any and all funds recovered in an action, including without limitation, the settlement thereof.

         8. Indemnification

            a. Without limiting its indemnification obligations under the Asset Purchase Agreement, Licensor shall indemnify, defend and hold harmless Licensee, Licensee's Affiliates and their officers, employees, servants or agents (collectively, the "Licensee Agents") from and against all claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensee or Licensee Agents may suffer or incur as the result of (i) any third party claim that the Licensed Property, when used as permitted by this Agreement, infringes any rights of such third party, (ii) any liability to any third party from loss, damage or injury to persons or property in any manner for the use of or sale of products bearing the Trademarks or associated Copyrights applied or used by Licensor, and (iii) any breach by Licensor of any term or condition of this Agreement.

            b. Licensee shall indemnify, defend and hold harmless Licensor, Licensor's Affiliates and their officers, employees, servants or agents (collectively, the "Licensor Agents") from and against all claims, demands, suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees that Licensor or Licensor Agents may suffer or incur as the result of (i) any liability to any third party from loss, damage or injury to persons or property in any manner for the use of or sale of products bearing the Trademarks or associated Copyrights applied or used by Licensee, and (ii) any breach by Licensee of any term or condition of this Agreement; provided however that nothing in this Section 8(b) shall be construed as imposing an indemnification obligation on Licensee for any claims for which Licensor indemnifies Licensee, including without limitation Licensee's obligations under
Section 8(a) or under the Asset Purchase Agreement.

            c. Any party making a claim for indemnification hereunder (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts which may reasonably be expected to give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof (a "Notice of Claim"), provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor.

            d. With respect to any third party action, lawsuit, proceeding, investigation or other claim which is the subject of a Notice of Claim (a "Third Party Claim") an Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of such Third Party Claim at the Indemnitor's expense and at its option by sending written notice of its election to do so within fifteen (15) days after receiving the Notice of Claim from the Indemnitee as aforesaid; provided, however, that:



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               (i) The Indemnitee shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose;

               (ii) The fees and expenses of such separate counsel shall be borne by Indemnitee unless (x) the Indemnitor and the Indemnitee have agreed to the retention of the same counsel or (y) the named parties to the Third Party Claim include both the Indemnitor and the Indemnitee and representation of such parties by the same counsel would be inappropriate (due to actual or potential differing interests between them as determined by Indemnitee in its reasonable discretion);

               (iii) The Indemnitee shall be entitled to assert against any third party (other than Indemnitor or any of its subsidiaries of Affiliates) any and all crossclaims and counterclaims Indemnitee may have, subject to Indemnitor's consent, which consent shall not be unreasonably withheld;

               (iv) If the Indemnitor elects to assume the defense of any such Third Party Claim, the Indemnitor shall be entitled to compromise or settle such Third Party Claim in its sole discretion so long as either (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitee with respect to such claim or (y) the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld); and

               (v) If the Indemnitor shall not have assumed the defense of such Third Party Claim within the fifteen (15) days period set forth above, the Indemnitee may assume the defense of such Third Party Claim with counsel selected by it and may make any compromise or settlement thereof or otherwise protect against the same and be entitled to all amounts paid as a result of such Third Party Claim or any compromise or settlement thereof, provided that, in the case of any such compromise or settlement, (x) such compromise or settlement is purely monetary and provides an unconditional release of the Indemnitor with respect to such claim or (y) the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld). The Indemnitee shall give the Indemnitor notice of the name of counsel selected by it prior to the time of assuming the defense and the Indemnitor shall have five
(5) business days in which to object to such counsel. In the event of such objection, the Indemnitor shall have the obligation to defend on the terms specified in Section 8(d)(ii).

            e. The Indemnitee shall at all times cooperate, as its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. The Indemnitor shall provide, at the Indemnitee's request, copies of all documents relevant to any Third Party Claim for which an indemnification is provided hereunder.

            f. In the event of a conflict between this Section 8 and the indemnification obligations specified in the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern.



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         9. Assignment

            The parties shall not grant, assign, convey, sublicense, or transfer, by operation of law or otherwise, any of their rights under this Agreement to any person without the prior written approval of the other party. In the event written approval is obtained to a grant, assignment, conveyance, sublicense or transfer, the holder or holders through grant, assignment, conveyance, sublicense or transfer of this Agreement or any interest herein shall be bound by all of the terms and conditions hereof. Notwithstanding the foregoing, Licensee may assign, sublicense, grant, convey or transfer its rights under this Agreement to an Affiliate of Licensee or to a purchaser in connection with a sale or other disposition of the CCTV Business, the Business or all or substantially all of the business of Licensee (whether pursuant to a sale of stock, by merger, by sale of assets or otherwise) without the prior written approval of Licensor. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         10. Term of Agreement; Termination

            a. This Agreement shall commence upon the date hereof and shall continue until terminated pursuant to this Section, Section 11(d), or Section 11(e).

            b. On the occurrence of any of the following events, this Agreement may be terminated by either party, effective on delivery of notice in accordance with Section 14 of this Agreement:

               (i) The filing of any petition seeking any reorganization, arrangement, liquidation, dissolution or similar relief with respect to the other party which is not dismissed or withdrawn within 60 days of filing;

               (ii) The appointment of a receiver for all of the other party's assets; and

               (iii) The other party becomes insolvent, or it is unable to pay its debts as they become due.

            c. Any such termination described above in this Section 10 shall be without prejudice to any other rights or claims either party may have against the other.

         11. No Termination on Breach

            a. Except as otherwise specifically provided in this Agreement, nothing herein shall give either party the right to terminate this Agreement for a breach of this Agreement.

            b. Except as otherwise specifically provided in this Agreement, if either party has a good faith reason to believe that (i) Licensee has materially breached the quality control provisions specified in Section 5(a) giving rise to a threat of abandonment of the Trademarks in Licensor's reasonable discretion;
(ii) either party has breached a warranty, representation or obligation stated herein; (iii) Licensee's use of the Trademarks, in any country or jurisdiction exceeds the scope of the rights set forth herein; or (iv) Licensee has materially breached the



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ownership provisions in Section 6(a) giving rise to a threat of abandonment of the Trademarks in Licensor's reasonable discretion, the non-breaching party shall have the right to give written notice to the breaching party specifying in reasonable detail the basis for its good faith belief and the respects in which that party is in breach of its obligations under this Agreement. Upon receipt by the breaching party of such written notice, such breaching party shall have six
(6) months to cure the noticed failure, provided that the breaching party will verify the corrective measures taken to cure within sixty (60) days. In the event that such failure is reasonably incapable of cure within such six (6) month period, such six (6) month period shall be extended by the number of days reasonably necessary to effect the cure for so long as such breaching party continues diligently to take all such steps to cure the breach.

            c. If the breaching Party fails to cure the breach within the period specified in Section 11(b), the Parties agree to negotiate in good faith to resolve such dispute prior to seeking alternative relief for a period of no less than ninety (90) days. If at the end of such period of good faith negotiation the dispute has not fully been resolved to the mutual satisfaction of the parties, the complaining Party is free to seek an alternative remedy consistent with the terms of this Agreement, provided however that if the alleged breach is pursuant to Sections 11(b)(i) or 11(b)(iv), the parties shall further submit the dispute to the provisions of 11(d). Except as otherwise provided in this Agreement, in no event shall either party's remedies include termination of the rights herein granted, except for material breaches under Sections 11(b)(i) or 11(b)(iv) after resort to the provisions of Section 11(d) and a decision of the arbitrator finding that Licensor is entitled to termination of this Agreement.

            d. With respect to any alleged material breach of Sections 5(a) or 6(a) as provided in Section 11(b)(i) and (iv), if the parties are unable to resolve the dispute pursuant to Section 11(c), the dispute shall be settled by arbitration as hereinafter provided which shall be the sole and exclusive procedure for the resolution of any such dispute. Within twenty (20) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within thirty (30) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in trademark law who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement or the Asset Purchase Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement or the Asset Purchase Agreement during the two (2) year period preceding the Agreement Date. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 11(d) shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof, and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Notwithstanding anything to the contrary, Licensor shall not be entitled to seek from any court injunctive, interim, or provisional relief to protect or preserve the rights or property of Licensor, pending the arbitrator's determination of the merits of the controversy. Licensor shall not have the right to terminate the Agreement until and unless all steps presented by Section 11 have been taken and the arbitrator has ruled that Licensor has the right to terminate this Agreement under Section 11(b)(i) or 11(b)(iv).

            e. If all items of Licensed Property are assigned to Licensee under
Section 3, this Agreement shall terminate.

         12. Effect of Termination

            a. Upon termination of this Agreement, Licensee:

               i. Shall immediately discontinue all use of the Licensed Property, and Licensee's right to use the Licensed Property shall terminate and all rights granted to Licensee under this Agreement shall immediately revert to and vest in Licensor.

               ii. Shall thereafter refrain from indicating or representing that Licensee is a trademark licensee of Licensor for the Licensed Property; and

               iii. Shall thereafter refrain from directly or indirectly using or displaying any advertising or promotional material or performing any other act which might cause anyone to infer or believe Licensee to be a licensee of Licensor for the Licensed Property; provided, however, that within one hundred and eighty (180) days after termination of this Agreement (the "Wind Down Period"), Licensee may sell (but solely in the ordinary course of business) or otherwise dispose of any existing or in process goods or materials bearing or marked with the Licensed Property in the possession or under the control of Licensee which have not been produced pursuant to a pre-existing commitment from Licensee as of the date of termination of this Agreement to one of its customers ("Uncommitted Inventory"), or in packaging bearing or marked with the Licensed Property, at the date of termination; provided further that within one year from the termination of this Agreement (the "Customer Commitment Period"), Licensee may sell (but solely in the ordinary course of business) or otherwise dispose of any goods or materials which are subject to pre-existing commitments as of the date of termination of this Agreement from Licensee to one of its customers and bearing or marked with the Licensed Property, or in packaging bearing or marked with the Licensed Property. All of Licensee's unsold finished inventory of goods or materials bearing or marked with the Licensed Property not sold during the Wind Down Period or the Customer Commitment Period shall either be destroyed at Licensee's premises or, if possible, shall have removed all identification containing the Licensed Property, at Licensee's expense.

            b. Upon termination, Licensor, its Affiliates and permitted assigns agree never to use, license, sell, assign (by operation of law or otherwise), or exercise any rights in or to, or in any way cause or permit a third party to use, license, sell, assign (by operation of law or otherwise), or exercise any rights in or to, either the Licensed Property: 1) in connection with the CCTV Business or on or in relation to the sale of goods and services in connection with the CCTV Business; 2) in connection with the Business in the Non-U.S Jurisdictions or on or in relation to the sale of goods and services in connection with the Business in the Non-U.S. Jurisdictions; or
3) in connection with the Business in any and all media (including without limitation electronic form, printed form or otherwise) whether now known or known in the future.

         13. Relationship of the Parties

            This Agreement does not create a partnership or joint venture between the parties hereto, and does not make either party the employee, agent, or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.

         14. Choice of Law/Invalidity

            This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of Delaware without reference to its choice of law provisions. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         14. Notices and Correspondence

            Any notice or other communication required or contemplated by this Agreement to be given by any Party to another party hereto shall be in writing in English and shall be delivered personally or by first class mail, registered with postage prepaid and return receipt requested, or by telex, e-mail or fax, confirmed by first class mail, and shall be addressed to the receiving Party at the address set forth below, or such other address as such Party may specify by written notice hereunder, and shall be effective when received.

             The record address for Licensor for this purpose is:

             Ultrak Operating, L.P.
             1301 Waters Drive Drive
             Lewisville, Texas  75057

             Attention:  General Counsel

with a copy to:

             Gardere Wynne Sewell LLP
             1601 Elm Street, Suite 3000
             Dallas, Texas  75201-4761

             Attention:  Richard L. Waggoner, Esq.

             The record address for Licensee for this purpose is:

             Honeywell International Inc.
             101 Columbia Road
             Morristown, NJ  07962

             Attention:    Trademark Department

with a copy to:

             Honeywell International Inc.
             1985 Douglas Drive North
             Golden Valley, MN 55422-4386

             Attention:  General Counsel, Automation and Control Solutions

         15. Survival.

            Termination or expiration of this Agreement shall have no effect on Sections 3, 6(a), 6(b), 6(c), 8, 12(b), 13, 14, 15, 16, and 17 which shall survive expiration or termination of this Agreement.

         16. Entire Agreement/Representation of Counsel

            Except as expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the date first written above.

                                                     Licensor: ULTRAK, INC.



                                                     By: /s/ Chris Sharng
                                                         ----------------------------------------------
                                                         Name:  Chris Sharng
                                                         Title: Senior Vice President, Chief
                                                                Financial Officer and Secretary


                                                     Licensee:  PITTWAY CORPORATION


                                                     By: /s/ Thomas F. Larkins
                                                         ----------------------------------------------
                                                         Name:  Thomas F. Larkins
                                                         Title: Assistant Secretary

                                   SCHEDULE A


            MARK                                            SERIAL NO./REG. NO.

            Trademark and Copyright License Agreement